As filed with the Securities and Exchange Commission on August 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933

Howmet Aerospace Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

25-0317820

(I.R.S. Employer Identification Number)

201 Isabella Street, Suite 200

Pittsburgh, Pennsylvania 15212-5872

(412)-553-1940

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lola F. Lin, Esq.

Executive Vice President, Chief Legal and Compliance Officer and

Secretary

Howmet Aerospace Inc.

201 Isabella Street, Suite 200

Pittsburgh, Pennsylvania 15212-5872

(412)-553-1940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig B. Brod, Esq. Francesca L. Odell, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006-1404 (212) 225-2000

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act of 1933.  ☐

Prospectus

Howmet Aerospace Inc.

Up to 9,268,011 shares of Common Stock

Elliott Associates, L.P. (“Elliott Associates”) and/or Elliott International, L.P. (“Elliott International,” and together with Elliott Associates, “Elliott”) may offer and sell up to 9,268,011 shares of our common stock, par value $1.00 per share, from time to time in one or more offerings. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by Elliott. To the extent applicable, the specific terms and manner in which shares of our common stock may be offered and sold will be provided in one or more supplements to this prospectus. Any applicable prospectus supplements may also supplement, update or amend information contained in this prospectus, including information about Elliott, the relationship between Elliott and us, and information about Howmet Aerospace and our common stock. You should read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

Elliott may offer shares of our common stock in amounts, at prices and on terms determined at the time of offering. Shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part may not be offered or sold through any underwritten offering or underwriting syndicates managed or co-managed by one or more underwriters. More information about how the shares of our common stock may be offered and sold is set forth in the section entitled “Plan of Distribution” beginning on page 8. To the extent applicable, any applicable prospectus supplement may describe additional details with respect to the plan of distribution for that offering.

In accordance with the Letter Agreement (as defined below), we will use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain effective until the earlier of (a) April 13, 2024, the date that is nine months following the date of the Letter Agreement, and (b) the termination by the Company of the Letter Agreement.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from sales of shares of common stock offered by Elliott.

Our common stock is listed on the New York Stock Exchange under the symbol “HWM.” The last reported sale price of our common stock on the New York Stock Exchange on August 18, 2023 was $48.79 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 3 of this prospectus and any risk factors included in or incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2023

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and Elliott are not making an offer to sell our shares of common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document containing the information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Elliott may from time to time offer and sell the shares of our common stock in one or more offerings from time to time.

This prospectus provides you with a general description of the Company’s common stock that Elliott may offer. Each time Elliott sells shares of our common stock, to the extent applicable, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, process and terms of the offered shares of common stock. Any applicable prospectus supplement(s) may also add, update or change information, including information about us, contained in this prospectus. Howmet Aerospace is not, and nothing in this prospectus, any accompanying prospectus supplement and/or any applicable free writing prospectus, should be interpreted as Howmet Aerospace making any recommendation as to whether any person should buy any shares of the Company’s common stock in any offering done by Elliott pursuant to this prospectus or any applicable prospectus supplement or any applicable free writing prospectus, or whether any investor should hold any such shares of common stock purchased in any such offering. You should also not consider any information in this prospectus, any accompanying prospectus supplement and/or any applicable free writing prospectus to be investment, legal or tax advice provided to you by Howmet Aerospace. Howmet Aerospace is not selling any shares of common stock under this prospectus or any applicable prospectus supplement or any applicable free writing prospectus, and will not receive any proceeds from sales of shares of common stock offered by Elliott. Before making your investment decision, you should carefully read both this prospectus and any applicable prospectus supplements and/or any applicable free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context otherwise indicates, references in this prospectus to “Howmet Aerospace,” “the Company,” “we,” “our” and “us” refer, collectively, to Howmet Aerospace Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howmet.com. Information accessible on or through our website is not a part of this prospectus. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and shares of our common stock being offered by Elliott. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the offering of the shares of common stock under the registration statement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K (including any exhibits) that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023; and

•	Current Reports on Form 8-K filed on February 27, 2023, March 23, 2023, March 29, 2023, April 3, 2023, May 22, 2023 and July 31, 2023.

•	The description of our common stock contained in our amendment to our registration statement on Form 8-A that we filed with the SEC on January 4, 2018, and any amendment or report filed for the purpose of updating this description.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the SEC website at www.sec.gov, by going to our Investor Relations page on our corporate web site at www.howmet.com, or by requesting them from us at the following address: Howmet Aerospace Inc., 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, Attention: Investor Relations, or by telephone at 1-412-553-1950. Information contained in or accessible through our website is not part of or incorporated by reference, and shall not be deemed incorporated by reference, into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

For a discussion of some of the specific factors, risks and uncertainties that may cause our actual results to differ materially from those projected in any forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents incorporated by reference in this prospectus and in any applicable prospectus supplement. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR BUSINESS

Howmet Aerospace is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. Howmet Aerospace’s technological capabilities support the innovation and growth of next-generation aerospace programs. Its differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint and support more sustainable air and ground transportation.

Howmet Aerospace is a Delaware corporation formerly known as Arconic Inc. and is the successor to Alcoa Inc., a Pennsylvania corporation that was formed in 1888 and was formerly known as Aluminum Company of America. Our principal executive offices are located at 201 Isabella Street, Suite 200, Pittsburgh, Pennsylvania 15212-5872, and our telephone number is (412) 553-1940. We maintain a website at www.howmet.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only and shall not be deemed incorporated by reference.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to purchase any shares of our common stock, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risk factors in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are not necessarily presented in the order of probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are those we believe may materially affect our Company and the trading price and marketability of our common stock, at the respective times those disclosures were made. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. If any of these risks actually occurs, the impacts may cause the trading price of our common stock to decline or significantly fluctuate and the marketability of our common stock and the availability of a trading market for our common stock could be materially and adversely impacted, any of which could result in you losing all or a part of your investment in our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit Elliott to resell shares of our common stock, as described in the sections entitled “Selling Stockholders,” beginning on page 7 of this prospectus, and "Plan of Distribution,” beginning on page 8 of this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by Elliott.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain general terms and provisions of the common stock that Elliott may offer under this prospectus. This summary does not describe every aspect of the common stock and is subject, and is qualified in its entirety by reference, to all of the provisions of our certificate of incorporation (the “Certificate of Incorporation”) and our bylaws (the “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus forms a part. For purposes of this description, references to “Howmet Aerospace,” “the Company,” “the issuer,” “we,” “our” and “us” refer only to Howmet Aerospace Inc. and do not include any of Howmet Aerospace’s current or future subsidiaries.

General

As of the date of this prospectus, Howmet Aerospace is authorized to issue up to 600,000,000 shares of common stock, par value of $1.00 per share. As of August 17, 2023, Howmet Aerospace had 412,209,789 shares of common stock issued and outstanding. The transfer agent, registrar and dividend disbursing agent for the common stock is Computershare Trust Company, N.A.

Howmet Aerospace has two authorized classes of preferred stock: $3.75 Cumulative Preferred Stock, par value of $100 per share (“Class A Preferred Stock”) and Class B Serial Preferred Stock, par value of $1.00 per share (“Class B Preferred Stock”). As of the date of this prospectus, Howmet Aerospace is authorized to issue up to 660,000 shares of Class A Preferred Stock. As of August 17, 2023, Howmet Aerospace had 546,024 shares of Class A Preferred Stock outstanding. As of the date of this prospectus, Howmet Aerospace is authorized to issue up to 10,000,0000 shares of Class B Preferred Stock. As of August 17, 2023, Howmet Aerospace had no shares of Class B Preferred Stock outstanding.

Dividend Rights

Holders of common stock are entitled to receive dividends when and as declared by Howmet Aerospace’s board of directors. However, no dividend may be declared or paid on the common stock until Howmet Aerospace has paid (or declared and set aside funds for payment of) all dividends that have accrued on all classes of outstanding preferred stock, if any.

Voting Rights

Holders of common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Howmet Aerospace, whether voluntary or involuntary, after payments to creditors and holders of all classes of preferred stock, if any, of amounts to which they are then entitled under the terms of the classes or series of the preferred stock and the Certificate of Incorporation, Howmet Aerospace’s remaining assets will be divided among holders of common stock. Under the Certificate of Incorporation, the consolidation or merger of Howmet Aerospace with or into any other corporation or corporations or share exchange or division involving Howmet Aerospace in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall not be deemed a liquidation, dissolution or winding up of Howmet Aerospace.

Preemptive Rights

Holders of common stock do not have any preemptive right to subscribe for any securities of Howmet Aerospace.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to the common stock, and the common stock is not subject to call or assessment by Howmet Aerospace.

Other Matters

Form and Certification. The interest of any stockholder in the Company may be evidenced by certificates for shares of stock or may be uncertificated. We are eligible to participate in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in book-entry form, which means that the shares of common stock are registered in the stockholder’s name in the Company’s books without the need for physical certificates. Shares of common stock held through DRS have all of the traditional rights and privileges as shares of common stock held in certificate form.

Limitation of Liability. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting, with exceptions, the monetary liability of a director to the corporation or its stockholders for breach of the director’s fiduciary duties. The Certificate of Incorporation includes provisions that eliminate the liability of directors to Howmet Aerospace or its stockholders for monetary damages for a breach of fiduciary duties as directors to the fullest extent permitted by Delaware law. Under Delaware law, such a provision may not eliminate or limit a director’s monetary liability for: (i) breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) the payment of unlawful dividends or stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. Any amendment, modification or repeal of the Certificate of Incorporation shall not adversely affect any right or protection of a director of Howmet Aerospace in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  The Certificate of Incorporation provides that if the General Corporation Law of the State of Delaware (the “DGCL”) is amended to further eliminate or limit the liability of a director, then a director of Howmet Aerospace, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

Anti-Takeover Effects. Certain provisions of Delaware law and the Certificate of Incorporation and the Bylaws may have certain anti-takeover effects and may delay, defer or prevent a change in control of Howmet Aerospace.

Under Section 203 of the DGCL, a Delaware corporation is generally prohibited from engaging in a “business combination” with an “interested stockholder” for three years following the time that such person or entity becomes an interested stockholder, unless (i) prior to the time that such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares (A) owned by persons who are directors and also officers and (B) in employee stock plans in which employee participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer, or (iii) at or following the time that such stockholder becomes an interested stockholder, the board of directors and two-thirds of the shares (other than owned by the interested stockholder) approve the transaction. A corporation may “opt out” of Section 203 of the DGCL in its certificate of incorporation. Howmet Aerospace has not “opted out” of, and is subject to, Section 203 of the DGCL.

In addition, the Certificate of Incorporation and the Bylaws contain provisions which:

•	provide that the board of directors may authorize the issuance from time to time of shares of preferred stock and in general may fix the designations, powers, rights, preferences, qualifications, limitations and restrictions thereof; and

•	establish advance notice requirements for stockholders to nominate candidates for election as directors or present other business for consideration at meetings of stockholders; and

•	pursuant to Section 115 of the DGCL, provide that the sole and exclusive forum for certain “internal corporate claims” will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

The above provisions of the Certificate of Incorporation and the Bylaws may have certain anti-takeover effects.

SELLING STOCKHOLDERS

Elliott has provided all of the information with respect to Elliott in this section for inclusion in this prospectus. We assume no liability for the completeness, correctness or accuracy of any of the information included in this section that is provided by Elliott.

Elliott is a stockholder of the Company and, as of August 17, 2023, holds 9,268,011 shares of common stock to be registered under the registration statement of which this prospectus forms a part (such shares, the “Elliott Shares”).

The following table sets forth certain information about Elliott as of August 17, 2023. The shares covered by this prospectus may be offered from time to time by Elliott, as more fully described in the section entitled “Plan of Distribution,” beginning on page 8 of this prospectus. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of common stock that may become issuable in connection with shares of common stock sold by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of our shares of common stock outstanding.

Except as otherwise indicated, ownership is determined in accordance with the rules of the SEC relating to beneficial ownership and includes voting or investment power with respect to shares. As of August 17, 2023, there were 412,209,789 shares of common stock of the Company outstanding.

Name of Selling	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering (1)
Stockholder	Number	Percentage	Number	Number	Percentage
Elliott Associates (2)	2,965,764	0.7%	2,965,764	—	—
Elliott International (2)	6,302,247	1.5%	6,302,247	—	—

(1)	We do not know when, if, or in what amounts Elliott may offer shares of common stock for sale. Elliott might not sell any or all of the shares of common stock offered by this prospectus. Because Elliott may offer any amount of the shares of common stock pursuant to this prospectus, we cannot estimate the number of shares of common stock that will be held by Elliott after completion of an offering. We do not know when or on what amounts Elliott may acquire or dispose of shares of common stock that are not covered by this prospectus. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by Elliott.

(2)	“Elliott” means collectively Elliott Associates, which holds 2,965,764 of the Elliott Shares itself and through The Liverpool Limited Partnership, a Bermuda limited partnership and a wholly-owned subsidiary of Elliott Associates, and Elliott International, which holds 6,302,247 of the Elliott Shares. Elliott Advisors GP LLC, which is controlled by Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., which is controlled by Singer, and Elliott Special GP LLC, which is controlled by Singer, are the general partners of Elliott Associates. Hambledon, Inc., which is also controlled by Singer, is the sole general partner of Elliott International. Elliott Investment Management L.P., a Delaware limited partnership (“EIM”), is the investment manager of Elliott. EIM, as the investment manager of Elliott, may be deemed to beneficially own the shares beneficially held by Elliott. The registered address of Elliott Associates is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States. The registered address of Elliott International is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands.

Material Relationships Between Selling Shareholders and Howmet Aerospace

Elliott has been a shareholder of Howmet Aerospace since 2016. At that time, Howmet Aerospace was named Alcoa Inc., prior to the separation of Alcoa Inc.’s business into two independent, publicly traded companies, Arconic Inc. (the new name for Alcoa Inc. and the predecessor to Howmet Aerospace) and Alcoa Corporation, in November 2016. Following such separation, Howmet Aerospace was named Arconic Inc. until the separation of Arconic Inc.’s business into two independent, publicly traded companies, Howmet Aerospace Inc. (the new name for Arconic Inc.) and Arconic Corporation, in April 2020. As disclosed above, as of August 17, 2023, EIM may be deemed to have voting and dispositive power over 9,268,011 shares of our common stock.

Directors and Officers

David J. Miller, a member of Howmet Aerospace’s board of directors since 2017, is an Equity Partner and Senior Portfolio Manager at Elliott Investment Management, L.P. Mr. Miller also serves on the Finance Committee of Howmet Aerospace’s board of directors.

Letter Agreement

On July 13, 2023, the Company and Elliott entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company agreed to file with the SEC a registration statement on Form S-3 for offerings to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the SEC thereunder, covering the resale of the Elliott Shares. Pursuant to the Letter Agreement, Elliott will bear all costs, expenses and fees in connection with the registration of our shares of common stock to be sold by Elliott, including all SEC filing fees, fees paid to the Company’s legal counsel and fees paid to the Company’s independent registered public accounting firm and other third-party service providers in connection with the preparation of documents required in connection with such registration of our shares of common stock. In accordance with the Letter Agreement, we will use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain effective until the earlier of (a) April 13, 2024, the date that is nine months following the date of the Letter Agreement, and (b) the termination by the Company of the Letter Agreement. We have not agreed to indemnify Elliott or any broker-dealer participating in the sale of the shares of common stock against any liabilities, including liabilities under the Securities Act.

PLAN OF DISTRIBUTION

Elliott may offer and sell up to 9,268,011 shares of common stock from time to time in one or more, or a combination, of the following transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange, system, or quotation service in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	a block trade in which a broker-dealer engaged by Elliott will attempt to sell the shares as agent, but may resell all or a portion of the block as a principal to facilitate the transaction;

•	a broker-dealer may purchase the shares as a principal and then resell the shares for its own account;

•	privately negotiated transactions;

•	broker-dealers may agree with Elliott to sell a specified number of such shares at a stipulated price per share;

•	ordinary brokerage transactions and transactions in which the broker-dealer may solicit purchasers;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise; or

•	a combination of any such methods of sale.

Any such distribution of shares of common stock may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part may not be offered or sold through any underwritten offering or underwriting syndicates managed or co-managed by one or more underwriters.

Elliott may select broker-dealers to sell its shares of common stock. Broker-dealers that Elliott engages may arrange for other broker-dealers to participate in selling the shares of common stock. Elliott may give these broker-dealers commissions, discounts or other concessions in amounts to be negotiated at the time of sale (which commissions, discounts, or other concessions as to particular broker-dealers may be in excess of those customary in the types of transactions involved) In connection with these sales, the participating broker-dealers, as well as Elliott, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with the sales of the shares of common stock. Accordingly, any commission, discount or other concession received by them and any profit on the resale of the shares of common stock received by them may be deemed to be “underwriting discounts or commissions” under the Securities Act.

This prospectus may be used in connection with any such offering of shares of our common stock.

We estimate that the total expenses for the offering of Elliott shares (assuming all such Elliott Shares are offered and sold), excluding any brokerage fees or commissions payable by Elliott, will be $250,000 and will be payable by Elliott.

To the extent applicable, a prospectus supplement may be filed in connection with an offering by Elliott of shares of our common stock. In such cases, such prospectus supplement may describe, among other things, additional information with respect to the terms of the offering of the shares of common stock, including the public offering or purchase price of the shares of common stock, the method of distribution and settlement of the shares of common stock and any applicable restrictions.

At the same time that Elliott may offer and sell the shares of common stock pursuant to this prospectus and any accompanying prospectus supplement, Elliott may also offer and sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. There can be no assurance that any publicly offered price in any offering pursuant to this prospectus and any accompanying prospectus supplement will be more or less than the per share price paid in connection with any privately negotiated transactions. We do not have any control over or visibility into any such privately negotiated transactions, and nor can we direct, instruct or otherwise influence Elliott’s decisions with respect to their public or private offer or sale of any shares of common stock. There can also be no assurance that Elliott will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

In accordance with the Letter Agreement, we will use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain effective until the earlier of (a) April 13, 2024, the date that is nine months following the date of the Letter Agreement, and (b) the termination by the Company of the Letter Agreement. We have not agreed to indemnify Elliott or any broker-dealer participating in the sale of the shares of common stock against any liabilities, including liabilities under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than affiliates of Howmet Aerospace.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Howmet Aerospace Inc.

Up to 9,268,011 shares of Common Stock

August 21, 2023

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Sale and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the sale and distribution of the offered shares of common stock, all of which will be borne by Elliott.

SEC registration fee	$49,973.91
Printing and engraving	$4,000
Accounting fees and expenses	$15,000
Legal fees of registrant’s counsel	$160,000
Legal fees of selling stockholder’s counsel	$10,000
Miscellaneous	$1,026.09
Total	$240,000	*

*	Excludes any brokerage fees or commissions payable by Elliott.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and the registrant’s certificate of incorporation as amended to date (“Certificate of Incorporation”).

The registrant’s Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Company shall not be personally liable either to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment, modification or repeal of the foregoing provision in the Certificate of Incorporation shall not adversely affect any right or protection of a director of the registrant in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  The Certificate of Incorporation provides that if the DGCL is amended to further eliminate or limit the liability of a director, then a director of the registrant, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

4(a)	Certificate of Incorporation of Howmet Aerospace Inc., a Delaware corporation, incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

4(b)	Bylaws of Howmet Aerospace Inc., a Delaware corporation, incorporated by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

4(c)	Form of common stock certificate, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated January 4, 2018 (in the form utilizing the Company’s predecessor name).

4(d)	Letter Agreement dated as of July 13, 2023 among the Company, Elliott Associates and L.P. Elliott International, L.P.*

5(a)	Opinion of Richards, Layton & Finger, P.A.*

23(a)	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.*

23(b)	Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5(a) filed herewith).

24(a)	Power of Attorney for directors and certain officers (incorporated by reference to the signature page of this Registration Statement).*

107	Filing Fee Table.*

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on August 21, 2023.

HOWMET AEROSPACE INC.

By:	/s/ Barbara L. Shultz
Barbara L. Shultz Vice President and Controller

SIGNATURES & POWERS OF ATTORNEY

Each of the undersigned directors and officers of Howmet Aerospace Inc. hereby constitutes and appoints Kenneth J. Giacobbe, Lola F. Lin, W. Paul Myron and Barbara L. Shultz, and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments or supplements to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John C. Plant John C. Plant	Executive Chairman and Chief Executive Officer (Principal Executive Officer and Director)	August 21, 2023

/s/ Kenneth J. Giacobbe Kenneth J. Giacobbe	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 21, 2023

/s/ Barbara L. Shultz Barbara L. Shultz	Vice President and Controller (Principal Accounting Officer)	August 21, 2023

/s/ James F. Albaugh James F. Albaugh	Director	August 21, 2023

/s/ Amy E. Alving Amy E. Alving	Director	August 21, 2023

/s/ Sharon R. Barner Sharon R. Barner	Director	August 21, 2023

/s/ Joseph S. Cantie Joseph S. Cantie	Director	August 21, 2023

/s/ Robert F. Leduc Robert F. Leduc	Director	August 21, 2023

/s/ David J. Miller David J. Miller	Director	August 21, 2023

/s/ Jody G. Miller Jody G. Miller	Director	August 21, 2023

/s/ Ulrich R. Schmidt Ulrich R. Schmidt	Director	August 21, 2023

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